[Exhibit 4.7]

                          Interest Rate Swap Agreement
                             (Group I and Group II)



           [1992 ISDA MASTER AGREEMENT (MULTICURRENCY - CROSS BORDER)]

Date: September 14, 2001



PARTY A

KEY BANK USA, NATIONAL ASSOCATION

By:   /S/CRAIG PLATT
      ---------------------------
      Name:  Craig Platt
      Title: Senior Vice President



PARTY B

KEYCORP STUDENT LOAN TRUST 2001-A

By:   Bank One, National Association, not in its individual
      capacity, but solely as Eligible Lender Trustee

By:   /S/ KEITH R. RICHARDSON
      ---------------------------
      Name:  Keith R. Richardson
      Title: Authorized Officer

SCHEDULE
TO THE
ISDA MASTER AGREEMENT
(GROUP I COMMERCIAL PAPER RATE/LIBOR BASIS SPREAD)
DATED AS OF
SEPTEMBER 14, 2001
BETWEEN
KEY BANK USA, NATIONAL ASSOCIATION,
A NATIONAL BANKING ASSOCIATION ORGANIZED UNDER THE LAWS OF THE UNITED STATES ("PARTY A"), AND KEYCORP STUDENT LOAN TRUST 2001-A, A TRUST ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("PARTY B").
Part 1.  Termination Provisions

In this Agreement:-
(a)      "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

        SECTION 5(A)(V)                                    Not Applicable.
        SECTION 5(A)(VI)                                   Not Applicable.
        SECTION 5(A)(VII)                                  Not Applicable.
        SECTION 5(B)(IV)                                   Not Applicable.

        and in relation to Party B for the purpose of:-

        SECTION 5(A)(V)                                    Not Applicable.
        SECTION 5(A)(VI)                                   Not Applicable.
        SECTION 5(A)(VII)                                  Not Applicable.
        SECTION 5(B)(IV)                                   Not Applicable.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) "ADDITIONAL TERMINATION EVENT" will not apply to Party A and will apply, with respect to Redemption Event only, to Party B. The occurrence of a Redemption Event will constitute an Additional Termination Event in respect of which Party B will be the sole Affected Party.

(d) The provisions of Section 5(a) and Section 5(b) will apply to Party A and to Party B as follows:

     The designation below of an Event of Default as being "Applicable" to a specific party means that upon the occurrence and continuation of such an Event of Default with respect to such party, the other party shall have the right of a Non-defaulting Party to designate an Early Termination Date for the Sole Transaction (as defined below) under Section 6 of this Agreement, and conversely, the designation of an Event of Default as being "Not Applicable" to a party means that upon the occurrence and continuation of such an Event of Default with respect to such party, the other party shall not have the right to designate an Early Termination Date for the Sole Transaction with respect to such event under Section 6 of this Agreement.

     SECTION 5(A)                             PARTY A           PARTY B

     (i)   "Failure to Pay or Deliver"        Applicable.

           "Failure to Pay or Deliver" is Applicable to Party B; provided that Party B has funds available to make payments in
           accordance with the terms of the Indenture and the Trustee has failed to make any such payments in violation of the terms of the Indenture.
     (ii)  "Breach of Agreement"              Applicable.       Not Applicable.
     (iii) "Credit Support Default"           Applicable.       Not Applicable.
     (iv)  "Misrepresentation"                Applicable.       Not Applicable.
     (v)   "Default under Specified
            Transaction"                      Not Applicable.   Not Applicable.
     (vi)  "Cross Default"                    Not Applicable.   Not Applicable.
     (vii) "Bankruptcy"                       Applicable.       Applicable.
     (viii)"Merger Without Assumption"        Applicable.       Not Applicable.
     (ix)  "Additional Event of Default"      Not Applicable.   Applicable
            specified in Part 1(h)
            (Acceleration of Group I Notes)

SECTION 5(B)
Neither party shall be entitled to designate an Early Termination Date as a result of the occurrence and continuation of an event described in Section 5(b)(iii) (Tax Event Upon Merger).
(e)      PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

(i) Except as provided in Appendix I (Redemption of Group I Notes), Market Quotation will apply.
(ii)     The Second Method will apply.
(f)      "TERMINATION CURRENCY" means United States Dollars ("USD").

(g) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A or Party B.

(h) ADDITIONAL EVENT OF DEFAULT. Section 5(a) of this Agreement is hereby amended by: (i) deleting the word "or" at the end of Section 5(a)(vii), (ii) deleting the period at the end of Section 5(a)(viii) and adding "; or" at the end thereof and (iii) adding the following language at the end of Section 5(a):

"(ix) ADDITIONAL EVENT OF DEFAULT. The principal of any class of Group I Notes shall have been declared or become immediately due and payable in accordance with the terms of the Indenture (an "Acceleration of Group I Notes") following an "event of default" thereunder (it being understood that such event will constitute an Event of Default solely with respect to Party B)."

PART 2. Tax Representations.

     (a) PAYER TAX REPRESENTATIONS. For the purposes of Section 3(e), neither Party A, nor Party B makes any representations.

     (b)  PAYEE TAX REPRESENTATIONS.

          (i) For the purposes of Section 3(f), Party A makes the following representations:

               It is a national banking association duly organized and existing under the laws of the United States. (ii) For the purposes of
               Section 3(f), Party B makes the following representations:

               It is a business trust duly organized and existing under the laws of the State of Delaware.

PART 3.  Agreement to Deliver Documents

     (a)  For the purpose of Section 4(a):

          Tax forms, documents, or certificates to be delivered are: Party B and Party A each agree to complete (accurately and in a manner reasonably satisfactory to the other Party), execute, and deliver to such other Party a United States Internal Revenue Service Form W-9, or any successor form, which will certify that such Party is not subject to backup withholding (i) on a date which is before the first Scheduled Payment Date under this Agreement (the "Form W-9 Submission Date"), and thereafter prior to the end of the calendar year in which the second anniversary of the Form W-9 Submission Date occurs, and thereafter prior to the end of each successive three calendar year period, (ii) promptly upon reasonable demand by a Party, and (iii) promptly upon learning that any such form previously provided by a Party has become obsolete or incorrect.

     (b)  Other documents to be delivered are:


         ------------------------------------------------------------------------------------------------------------
         PARTY REQUIRED TO  FORM/DOCUMENT/CERTIFICATE                        DATE BY WHICH TO  COVERED BY SECTION
         DELIVER                                                             BE DELIVERED      3(D) REPRESENTATION
         ------------------------------------------------------------------------------------------------------------
         Party A and   Evidence of authority of the party to enter           Upon execution      Yes
         Party B       into this Agreement and the Sole Transaction          of this Agreement
                       (as defined in Part 5(a)) contemplated hereby and of
                       the signatory for such party to this Agreement and
                       the Confirmation of such Sole Transaction.
         ------------------------------------------------------------------------------------------------------------
         Party A       Copy of the most recent Call Report filed by          Promptly            Yes
                       Party A with the Office of the Comptroller of         following
                       the Currency.                                         reasonable
                                                                             demand by Party B
         ------------------------------------------------------------------------------------------------------------

Part 4.  Miscellaneous

     (a)  ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

          Address for notices or communications to Party A:
          Address:                    Key Bank USA, National Association
                                      M.C. OH-01-27-0405
                                      127 Public Square - 4th Floor
                                      Cleveland, Ohio 44144
          Attention:                  Trading Desk - Manager, Interest Rate
                                      Derivatives
          Telephone:                  (216) 689-3832
          Facsimile:                  (216) 689-5859

          Address for notices or communications to Party B:
          Address:                    KeyCorp Student Loan Trust 2001-A
                                      c/o Bank One National Association
                                      1 Bank One Plaza
                                      Suite IL1-0126
                                      Chicago, Illinois 60670
          Attention:                  Corporate Trust Services
          Telephone:                  (312) 407-0192
          Facsimile:                  (312) 407-1708

          with a copy to the Administrator (as such term is defined in Appendix A to the Sale and Servicing Agreement dated as of September 1, 2001, among Key Consumer Receivables LLC, as depositor, Key Bank USA, National Association, as administrator and master servicer, KeyCorp Student Loan Trust 2001-A, as issuer, and Bank One, National Association, as eligible lender trustee (the "Sale and Servicing Agreement")) in the event that Key Bank USA, National Association ceases to be the Administrator.

          Address for notices or communications to the Securities
          Insurer:
          Address:                    MBIA Insurance Corporation
                                      113 King Street
                                      Armonk, New York 10504

          Attention:                  Insured Portfolio Management-SF
          Telephone:                  (914) 273-4545
          Facsimile:                  (914) 765-3810

     (b)  PROCESS AGENT.  For the purpose of Section 13(c):

          Party A appoints as its Process Agent:  Not applicable.
          Party B appoints as its Process Agent:  Not applicable.

     (c)  OFFICES. The provisions of Section 10(a) will apply to this Agreement.

     (d)  MULTIBRANCH PARTY.  For the purpose of Section 10(c):

          Party A is not a Multibranch Party. Party B is not a Multibranch Party.

     (e)  CALCULATION AGENT.  The Calculation Agent is the Administrator.

     (f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document, each of which are incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation: Not applicable.

     (g) CREDIT SUPPORT PROVIDER. Credit Support Provider means, in relation to Party A, not applicable. Credit Support Provider means in relation to Party B, not applicable.

     (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law of the State of New York (without reference to its choice of law doctrine).

     (i)  NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) will not apply.

PART 5.  Other Provisions.

SOLE TRANSACTION. Notwithstanding any other provision of this Agreement, this Agreement shall govern only one Transaction (the "Sole Transaction"). A copy of the form of Confirmation for the Sole Transaction is attached hereto as Exhibit A.

ISOLATION OF SOLE TRANSACTION. Notwithstanding Section 6, any designation of an Early Termination Date in respect of the Sole Transaction shall apply only to the Sole Transaction.

ACCURACY OF SPECIFIED INFORMATION. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period, the phrase "or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person."

ADDITIONAL REPRESENTATIONS. The parties agree to amend Section 3 by adding new Sections 3(g), (h), (i) and (j) as follows:

(g) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodities Exchange Act, as amended.
(h) LINE OF BUSINESS. It has entered into this Agreement and the Sole Transaction in conjunction with its line of business (including financial intermediation services) or the financing of its business.
(i) NON-RELIANCE. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement and the Sole Transaction: (i) the other party is not acting as a fiduciary or financial or investment advisor for it; (ii) it is acting as a principal and not as an agent or in any other capacity, fiduciary or otherwise; (iii) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based on its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.
(j) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and the Sole Transaction. It is also capable of assuming, and assumes, the risks of the Sole Transaction.
FDI ACT REPRESENTATION.  Party A represents to Party B as follows:

          (i) The necessary action to authorize referred to in the representation in Section 3(a)(ii) includes all authorizations required under the U. S. Federal Deposit Insurance Act, as amended and under any agreement, writ, decree, or order entered into with its supervisory authorities.

          (ii) At all times during the term of this Agreement, it will continuously include and maintain as part of its official written books and records this Agreement, this Schedule and all other exhibits, supplements, and attachments hereto and documents incorporated by reference herein, all Confirmations, and evidence of all necessary authorizations.

          (iii) This Agreement, the Confirmation of the Sole Transaction, and any other documentation relating to this Agreement to which it is a party or that it is required to deliver will be executed and delivered by a duly appointed or elected and authorized officer of it of the level of vice president or higher.

NO BANKRUPTCY PETITION. Prior to the date that is one year and one day after the date upon which Party B is terminated in accordance with the terms of the Amended and Restated Trust Agreement dated as of September 1, 2001, between Key Consumer Receivables LLC, as depositor, and Bank One, National Association, as eligible lender trustee (the "Eligible Lender Trustee"), Party A shall not institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any federal or state bankruptcy or similar law.

OBLIGATIONS OF PARTY B. Party A agrees that all obligations, liabilities and expenses of Party B, including, without limitation, any arising out of representations or agreements contained herein, shall be paid from, and limited to, the assets of Party B and that the Eligible Lender Trustee shall not be required to spend or risk its own funds hereunder, nor shall the Trustee incur any liability in its individual capacity.

NO SETOFF. Notwithstanding any other provision of this Agreement, in no event shall either Party A or Party B have the right to setoff or net an amount due from it under the Sole Transaction against an amount due from the other party under any other Transaction, nor shall either Party A or Party B have the right to setoff or net an amount due from it under any Transaction that is not the Sole Transaction against an amount due from the other party under the Sole Transaction. Notwithstanding any other provision of this Agreement, the amount payable under Section 6(e) upon termination of the Sole Transaction shall be determined without regard to any Transaction other than the Sole Transaction.

EARLY TERMINATION.

Section 6(b)(ii) is hereby amended by adding at the end of the first paragraph the following:

", provided that the party seeking to make the transfer to avoid a Termination Event shall deliver to Party B (in the case of transfers by Party A) or to Party A (in the case of transfers by Party B) written confirmation from each Rating Agency then rating any class of Group I Notes that such transfer will not result in its then-current rating of each class of Group I Notes being withdrawn, suspended or lowered." Notwithstanding anything to the contrary in this Agreement, if the Early Termination Date of the Sole Transaction occurs or is effectively designated, Party A and Party B agree as follows:

          (i) The Calculation Agent shall calculate an amount that would be payable to or by Party B under this Agreement in respect of such Early Termination Date (such amount, including any Net Payment or Net Receipt constituting any portion thereof, the "Termination Payment").

          (ii) To the extent that Party A is required to pay the Termination Payment to Party B, Party A shall pay such amount in accordance with the terms of this Agreement.

          (iii) To the extent that Party B is required to pay the Termination Payment to Party A where:

                    (A) Party B is the Defaulting Party (provided, however, that to the extent that Party B is the Defaulting Party with respect to an Event of Default specified in Section 5(a)(i) of this Agreement (Failure to Pay or Deliver) this clause (A) shall apply only with respect to the Net Payment (and not the remainder of the Termination Payment)), Party B shall pay such amount in accordance with Section 5.04(b)(X) or 5.04(c)(X), as applicable, of the Indenture (as defined in the Sale and Servicing Agreement), and Section 5.05(c)(X) of the Sale and Servicing Agreement, as applicable.

                    (B) Party A is the Defaulting Party, the Early Termination
               Date arises from a Termination Event (other than an Additional Termination Event) or a Redemption Event, or Party B is the Defaulting Party with respect to an Event of Default specified in
               Section 5(a)(i) (exclusive of any Net Payment paid pursuant to Clause (A)), Party B shall pay such Termination Payment in accordance with this Agreement.

                    (C) Party B replaces Party A with a successor to Party A,
               Party B and Party A agree to cause the successor to Party A to pay the Termination Payment (or such lesser amount actually paid by such successor) to Party A. Any amounts actually received by Party A under this clause (C) shall reduce the amounts payable pursuant to clauses (A) and (B); Party A shall pay to Party B any excess of amounts actually received by Party A under this clause
               (C) over the Termination Payment.

TRANSFER. Section 7 is hereby amended by:

          (1) (i) adding the words "(and notice of the transferee to)" after the word "of" on the third line thereof, and (ii) adding the words "(subject to providing three Business Days prior written notice of the transferee to the other party and to each Rating Agency)" after the word "transfer" on the fourth and seventh line thereof.

          (2)  adding at the end thereof:

"Any party making any such transfer shall deliver to the other party written confirmation from each Rating Agency then rating any class of Group I Notes that such transfer will not result in its then-current rating of each class of Group I Notes being withdrawn, suspended or lowered." SWAP EXEMPTION.

          (1) The parties agree that this Agreement and the Sole Transaction are intended to constitute an "excluded swap transaction" described in Section 2(g) of the Commodities Exchange Act; and

          (2) Each party represents to the other that it is an "eligible contract participant" as defined in Section 1a(12) of the Commodities Exchange Act, as amended;

WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

AMENDMENTS. Section 9(b) of this Agreement is hereby amended by adding the following after the word "system" in the last line thereof:

         ", provided however, that all such amendments, modifications or waivers shall require the written affirmation of each Rating Agency then rating any class of Group I Notes that such amendment, modification or waiver shall not adversely affect its then-current rating of each class of Group I Notes."
LIMITED RECOURSE TO PARTY B. Notwithstanding anything to the contrary contained herein, all obligations of Party B shall be payable by Party B only on each Distribution Date to the extent that funds are available under the Sale and Servicing Agreement and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Trust has assets sufficient to pay such prior deficiency. This paragraph shall survive the termination of this Agreement but in all cases shall expire concurrently with the restriction specified in Part 5(f).

NO SUSPENSION OF PAYMENTS. Notwithstanding Section 2(a)(iii) of this Agreement, Party A shall not suspend any payments due under Section 2(a)(iii) unless:

the principal of any class of Group I Notes shall have been accelerated in accordance with the terms of the Indenture following an Event of Default thereunder; or

an Early Termination Date for the Sole Transaction has occurred or effectively been designated pursuant to the terms hereof.

REDEMPTION EVENT.

(i) A "Redemption Event" will occur upon the delivery by Party B (or its designee) to Party A of a "Party B Response" (as defined in Appendix I) accepting Party A's offer to terminate the Sole Transaction as provided in Appendix I hereto. Such Party B Response shall be delivered on or before the related Redemption Date (as defined in the Indenture) and shall certify that the related Put Option Exercise Price or Minimum Purchase Price (as either is defined in the Sale and Servicing Agreement), as the case may be, has been deposited into the appropriate Trust Account (as defined in the Indenture). The parties hereto acknowledge and agree that the Indenture Trustee (as defined in the Indenture) may deliver such Party B Response on behalf of Party B. Party A hereby agrees that upon receipt of such Party B Response from the Indenture Trustee certifying that the related Put Option Exercise Price or Minimum Purchase Price, as the case may be, has been deposited in the Collection Account, Party A shall immediately designate the Redemption Date as an Early Termination Date. Notwithstanding Section 6(d)(ii), the Payment Date in respect of a Redemption Event shall be the Early Termination Date so designated. For avoidance of doubt, no Redemption Event shall occur and no Early Termination Date shall be effectively designated in respect thereof unless the related Put Option Exercise Price or Minimum Purchase Price, as the case may be, shall have been deposited into the applicable Trust Account(s) pursuant to the Indenture.
(ii) The parties hereto acknowledge and agree that Key Bank USA, National Association, as Administrator under the Administration Agreement, may deliver on behalf of Party B any "Party B Notices" required or permitted by Appendix I hereto; provided, that in no event shall a Redemption Event occur upon delivery of any such Party B Notice from the Administrator.

ADDITIONAL DEFINITIONS. Capitalized terms used in this Schedule shall have the meaning set forth in the Confirmation, the Indenture or, if not therein, the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

KEY BANK USA,                              KEYCORP STUDENT LOAN
NATIONAL ASSOCIATION                       TRUST 2001-A
                                           By  Bank  One, National Association,
                                           not in its individual capacity, but
                                           solely as Eligible Lender Trustee


By: /s/ Craig T. Platt                     By: /s/ Keith R. Richardson
   ------------------------------             --------------------------------
   Name:  Craig T. Platt                       Name:  Keith R. Richardson
   Title: Senior Vice President                Title: Authorized Officer
   Date:  September 14, 2001                   Date:  September 14, 2001

Appendix I

Redemption of Group I Notes.

         1. As promptly as practicable, but in any event not later than two Business Days after delivery by Party B (or Party B's designee) to Party A of a notice of proposed redemption (the "Redemption") and request for a quotation of Termination Payment (the "Party B Notice"), Party A will give notice by telephone to Party B (which notice will be promptly confirmed in writing to Party B)(the "Party A Response"):--
(i)   offering to terminate the Sole Transaction upon such Redemption; and
(ii) stating in good faith and in reasonable detail the Termination Payment (the "Redemption Payment") that will be payable by Party B to Party A or by Party A to Party B on the proposed Redemption Date (as defined in the Indenture) if the offer is accepted at the time of such offer (or through such later time, if any, as may be expressed in the offer in the discretion of Party A) and the Redemption is effected on the Redemption Date; provided, however, that, if such offer is not accepted at such time, Party A will, promptly after requests therefor by Party B, make new offers to effect the termination of the Sole Transaction and will make such new offers in accordance with reasonable market practice until 11:00 a.m. New York City time on the Business Day two Business Days prior to the Redemption Date (the "Deadline"). Any such new offer will contain the statements required by the preceding clauses (i) and (ii) and will also be a Party A Response, except that:--
(x) only the Party A Response will determine the period during which new offers are required to be accepted; and
(y) in the case of the Final Offer (as defined below), "Market Quotation" will be substituted for "Loss" for purposes of determining the Redemption Payment. The last such new offer is referred to herein as the "Final Offer." The Final Offer will be identified as such in the relevant Party A Response. The Final Offer will not be delivered earlier than the Business Day on which the Deadline occurs. The Final Offer will be communicated by telephone to Party B (which Final Offer will be promptly confirmed in writing to Party B).
         2. Each Party A Response will describe the Redemption Payment, even if the Redemption Payment remains the same and, except as described above with respect to the Final Offer, each Redemption Payment will be determined using "Loss" and "Second Method" and based on Party B as the sole Affected Party.
         3. As promptly as practicable, but in any event not later than the end of the period during which an offer may be accepted pursuant to the relevant Party A Response, Party B, acting in good faith and in accordance with reasonable derivatives market practice, will accept the offer expressed therein by notice (the "Party B Response") to Party A. Such notice will be by telephone, will be promptly confirmed in writing and will thereupon be effective, all in accordance with usual derivatives markets transactions. If the offer is accepted as aforesaid, the Redemption will be effective on the Redemption Date on the terms expressed in the last relevant Party A Response as accepted by the Party B Response (subject to the conditions set forth in Part 5(o) of this Agreement). The Redemption Payment will be the amount described in the Party A Response accepted by Party B.
         4. Party B (or its designee) will have the right to make reasonable request of Party A for indications of Redemption Payments based on proposed Redemptions as contemplated by Paragraphs 1 through 3 above, and Party A will supply such indications promptly and in good faith following any such request. Except as provided in Paragraphs 1 through 3 above and Part 5(o) of this Agreement, neither Party B nor its designee will be obligated to effect any such Redemption.

                                                          September 14, 2001

Interest Rate (Group I Commercial Paper Rate/LIBOR Basis Spread) Swap Documentation
KEYCORP STUDENT LOAN TRUST 2001-A
c/o Bank One, National Association
One Bank One Plaza
Suite IL-0126
Chicago, Ill, 60670
Fax:     (312) 407-1708
cc:      (212) 373-1382
Attention: Corporate Trust Services
From:    KEY BANK USA, NATIONAL ASSOCIATION

The purpose of this communication is to set forth the terms and conditions of the Interest Rate (Group I Commercial Paper Rate/LIBOR Basis Spread) Swap Transaction (the "Transaction") between KEY BANK USA, NATIONAL ASSOCIATION ("Party A") and KEYCORP STUDENT LOAN TRUST 2001-A ("Party B") on the Trade Date specified below. This communication will constitute a "Confirmation" as referred to in the ISDA Master Agreement (Multicurrency - Cross Border) (Group I Commercial Paper Rate/LIBOR Basis Spread) dated as of September 14, 2001, entered into by the parties hereto (the "ISDA Master Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc (the "Definitions"), are incorporated herein.

This Confirmation supplements, forms part of and is subject to the ISDA Master Agreement. All provisions contained in the ISDA Master Agreement will govern this Confirmation, except as expressly modified below. In the event of any inconsistency among or between the ISDA Master Agreement, the Definitions and this Confirmation, this Confirmation will govern.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them (either directly or by incorporation) in the ISDA Master Agreement and Appendix A of the Sale and Servicing Agreement (as of the Trade Date). The term "Business Day" shall have the meaning ascribed thereto in Appendix A of the Sale and Servicing Agreement.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Trade Date:               September 14, 2001

     Effective Date:           September 1, 2001

     Termination Date:         The earlier of (i) the date on which the
                               outstanding principal amount of the Group I
                               Notes is reduced to zero and (ii) the
                               occurrence and continuation of an Event of Default under the Indenture (as defined in Appendix A of the Sale and Servicing
                               Agreement) resulting in a liquidation of the Group I Student Loans.

     Calculation Agent:        The Administrator (as defined in Appendix A of
                               the Sale and Servicing Agreement).

     Netting: On any Payment Date, the obligations of the Parties shall be netted such that the Party with the greater Floating Rate Payment obligation shall pay to the other Party the difference between the Floating Rate Payment owed by it to the other Party and the Floating Rate Payment owed to it by the other Party.

     Collection Periods:        With  respect to the first Distribution  Date,
                                the 3 Monthly Calculation Periods immediately preceding the month in which such Distribution
                                Date  occurs.  With respect to any  subsequent
                                Distribution Date, the 3 Monthly  Calculation
                                Periods immediately preceding the month in which the Distribution Date occurs.

     Monthly Calculation
     Periods: For each calendar month, the period beginning on and including the first day of such month and ending on and including the last day of such month. For the avoidance of doubt, no Business Day Convention shall apply to the calculation of the number of days in a Monthly Calculation Period.


Floating Rate Amounts Payable By Party A:


     Party A
     Floating Rate Payments:      For each Collection Period, the sum of the
                                  Party A Floating Rate Payments for each
                                  Monthly Calculation Period.  The Party A
                                  Floating Rate Payment for any Monthly
                                  Calculation Period shall be the product of:


                                      (1)   Three-Month LIBOR minus 0.15%
                                      calculated in the same manner and on such dates as such index is calculated for the Group I LIBOR Indexed Securities for the Interest Period that ends on the Distribution Date to which such Collection Period relates;

                                      (2)   the principal balance of the
                                      Commercial Paper Rate Loans as determined as of the first day of the Monthly Calculation Period; and


                                      (3)  a fraction, the numerator of which is
                                      the actual number of days in the Monthly
                                      Calculation Period and the denominator of which is 360.

                                  In addition, on any Payment Date Party A shall be obligated to pay any Group I Net Trust Swap Receipt Carryover Shortfall Amount that exists on such Payment Date.

     Party A Floating Rate
     Payment Dates:               With respect to each Collection Period, the
                                  Distribution Date to which such Collection
                                  Period relates.


Floating Rate Amounts Payable by Party B:


     Party B Floating Rate
     Payments:                    For each Collection Period, the sum of the
                                  Party B Floating Rate Payments for each
                                  Monthly Calculation Period. The Party B
                                  Floating Rate Payment for any Monthly
                                  Calculation Period shall be the product of:

                                      (1)   the Commercial Paper Rate as
                                      determined as of the first day of the
                                      Monthly Calculation Period;

                                      (2)   the aggregate principal balance of
                                      Commercial Paper Rate Loans as determined as of the first day of the Monthly Calculation Period; and


                                      (3)  a fraction, the numerator of which is
                                      the actual number of days in the related monthly period and the denominator of which is 360.

                                  In addition, on any Payment Date Party B shall be obligated to pay any Group I Net Trust Swap Payment Carryover Shortfall Amount that exists on such Payment Date, but only to the extent that funds are available and only in accordance with the provisions of the Sale and Servicing Agreement.


     Party B Floating Rate
     Payment Dates:               With respect to each Collection Period, the
                                  Distribution Date to which such Collection
                                  Period relates.


Fixed Rate Payment:


     Fixed Rate Payer:            Party B

     Fixed Rate Payment:          Zero

     Fixed Rate Payment Date:     September 14, 2001


2.       Account Details:

                  Payments to Party A:


                  KEYBANK NATIONAL ASSOCIATION

                  ABA 0410001039

                  AC 1553

                  ATTENTION: DERIVATIVE OPERATIONS

                  CREDIT TO KEYBANK USA


                  Payments to Party B:


                  KEYBANK NATIONAL ASSOCIATION

                  ABA 0410001039

                  AC 35-9951022490
                  Group I Collection Subaccount


3.       OTHER TERMS:

If the rating of Party A is withdrawn, suspended or reduced below A3 by Moody's, A- by Standard & Poor's or A- by Fitch (if rated by Fitch), Party A shall be required, no later than the 30th day following such rating withdrawal, suspension or downgrade, at Party A's expense, to either (i) obtain a substitute swap counterparty that has a counterparty rating of at least A3 by Moody's, A-by Standard & Poor's and A- by Fitch (if rated by Fitch) or (ii) enter into arrangements reasonably satisfactory to the Indenture Trustee, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of such Rating Agency will result in the elimination of the effect or impact of such rating withdrawal, suspension or downgrade on the Noteholders. Failure to comply with this obligation shall constitute an Additional Termination Event with Party A as the Affected Party.

Each capitalized term used in this Confirmation and not defined in this Confirmation or Appendix A of the Sale and Servicing Agreement or the Definitions shall have the meaning assigned in the ISDA Master Agreement.

Please promptly confirm that the preceding correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                          Yours sincerely,

                                         KEY BANK USA, NATIONAL
                                         ASSOCIATION

                                         By: /s/ Craig T. Platt
                                            -------------------------------
                                            Name:  Craig T. Platt
                                            Title: Senior Vice President

Confirmed as of the date first written:

KEYCORP STUDENT LOAN TRUST 2001-A

By:    Bank One, National Association
       not in its individual capacity but
       solely
       as Eligible Lender Trustee

By: /s/ Keith R. Richardson
   ------------------------------------------
       Name:  Keith R. Richardson
       Title: Authorized Officer

                                    SCHEDULE
                                     to the
                              ISDA MASTER AGREEMENT
                    (GROUP II PRIME RATE/LIBOR BASIS SPREAD)
                                   DATED as of
                               September 14, 2001

                                     between

                       KEY BANK USA, NATIONAL ASSOCIATION,
  a national banking association organized under the laws of the United States
                                  ("Party A"),

                                       and

                       KEYCORP STUDENT LOAN TRUST 2001-A,
            a trust organized under the laws of the State of Delaware
                                  ("Party B").

PART 1.  TERMINATION PROVISIONS

In this Agreement:-

(a)      "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

        SECTION 5(A)(V)                                    Not Applicable.
        SECTION 5(A)(VI)                                   Not Applicable.
        SECTION 5(A)(VII)                                  Not Applicable.
        SECTION 5(B)(IV)                                   Not Applicable.

        and in relation to Party B for the purpose of:-

        SECTION 5(A)(V)                                    Not Applicable.
        SECTION 5(A)(VI)                                   Not Applicable.
        SECTION 5(A)(VII)                                  Not Applicable.
        SECTION 5(B)(IV)                                   Not Applicable.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) "ADDITIONAL TERMINATION EVENT" will not apply to Party A and will apply, with respect to Redemption Event only, to Party B. The occurrence of a Redemption Event will constitute an Additional Termination Event in respect of which Party B will be the sole Affected Party.

(d) The provisions of Section 5(a) and Section 5(b) will apply to Party A and to Party B as follows:

         The designation below of an Event of Default as being "Applicable" to a specific party means that upon the occurrence and continuation of such an Event of Default with respect to such party, the other party shall have the right of a Non-defaulting Party to designate an Early Termination Date for the Sole Transaction (as defined below) under
         Section 6 of this Agreement, and conversely, the designation of an Event of Default as being "Not Applicable" to a party means that upon the occurrence and continuation of such an Event of Default with respect to such party, the other party shall not have the right to designate an Early Termination Date for the Sole Transaction with respect to such event under Section 6 of this Agreement.

         SECTION 5(a)                           PARTY A          PARTY B

         (i) "Failure to Pay or Deliver"        Applicable.

              "Failure to Pay or Deliver" is Applicable to Party B; provided that Party B has funds available to make payments in accordance with the terms of the Indenture and the Trustee has failed to make any such payments in violation of the terms of the Indenture.

         (ii)   "Breach of Agreement"           Applicable.      Not Applicable.
         (iii)  "Credit Support Default"        Applicable.      Not Applicable.
         (iv)   "Misrepresentation"             Applicable.      Not Applicable.
         (v)    "Default under Specified
                 Transaction"                   Not Applicable.  Not Applicable.
         (vi)   "Cross Default"                 Not Applicable.  Not Applicable.
         (vii)  "Bankruptcy"                    Applicable.      Applicable.
         (viii) "Merger Without Assumption"     Applicable.      Not Applicable.
         (ix)   "Additional Event of Default"   Not Applicable.  Applicable
                specified in Part 1(h)
               (Acceleration of Group II Notes)

         SECTION 5(b)

         Neither party shall be entitled to designate an Early Termination Date as a result of the occurrence and continuation of an event described in
         Section 5(b)(iii) (Tax Event Upon Merger).

(e)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

          (i) Except as provided in Appendix I (Redemption of Group II Notes), MarketQuotation will apply.

         (ii)   The Second Method will apply.

(f)  "TERMINATION CURRENCY" means United States Dollars ("USD").

(g) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A or Party B.

(h) ADDITIONAL EVENT OF DEFAULT. Section 5(a) of this Agreement is hereby amended by: (i) deleting the word "or" at the end of Section 5(a)(vii),
     (ii) deleting the period at the end of Section 5(a)(viii) and adding "; or" at the end thereof and (iii) adding the following language at the end of
     Section 5(a):

     "(ix) ADDITIONAL EVENT OF DEFAULT. The principal of any class of Group II Notes shall have been declared or become immediately due and payable in accordance with the terms of the Indenture (an "Acceleration of Group II Notes") following an "event of default" thereunder (it being understood that such event will constitute an Event of Default solely with respect to Party B)."

PART 2.  TAX REPRESENTATIONS.

     (a) PAYER TAX REPRESENTATIONS. For the purposes of Section 3(e), neither Party A, nor Party B makes any representations.

     (b)  PAYEE TAX REPRESENTATIONS.

          (i) For the purposes of Section 3(f), Party A makes the following representations:

          It is a national banking association duly organized and existing under the laws of the United States.

          (ii) For the purposes of Section 3(f), Party B makes the following representations:

          It is a business trust duly organized and existing under the laws of the State of Delaware.

PART 3.  AGREEMENT TO DELIVER DOCUMENTS

     (a)  For the purpose of Section 4(a):

          Tax forms, documents, or certificates to be delivered are:

          Party B and Party A each agree to complete (accurately and in a manner reasonably satisfactory to the other Party), execute, and deliver to such other Party a United States Internal Revenue Service Form W-9, or any successor form, which will certify that such Party is not subject to backup withholding (i) on a date which is before the first Scheduled Payment Date under this Agreement (the "Form W-9 Submission Date"), and thereafter prior to the end of the calendar year in which the second anniversary of the Form W-9 Submission Date occurs, and thereafter prior to the end of each successive three calendar year period, (ii) promptly upon reasonable demand by a Party, and (iii) promptly upon learning that any such form previously provided by a Party has become obsolete or incorrect.

     (b)  Other documents to be delivered are:


         ------------------------------------------------------------------------------------------------------------
         PARTY REQUIRED  FORM/DOCUMENT/CERTIFICATE                           DATE BY WHICH TO    COVERED BY SECTION
         TO DELIVER                                                          BE DELIVERED        3(D) REPRESENTATION
         ------------------------------------------------------------------------------------------------------------
         Party A and     Evidence of authority of the party to enter         Upon execution       Yes
         Party B         into this Agreement and the Sole Transaction        of this Agreement
                         (as defined in Part 5(a)) contemplated hereby and
                         of the signatory for such party to this Agreement and
                         the Confirmation of such Sole Transaction.
         ------------------------------------------------------------------------------------------------------------
         Party A         Copy of the most recent Call Report filed by        Promptly             Yes
                         Party A with the Office of the Comptroller of       following
                         the Currency.                                       reasonable
                                                                             demand by Party B
         ------------------------------------------------------------------------------------------------------------


PART 4.  MISCELLANEOUS

         (a)      ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

                  Address for notices or communications to Party A:

                  Address:     Key Bank USA, National Association
                               M.C. OH-01-27-0405
                               127 Public Square - 4th Floor
                               Cleveland, Ohio 44144
                 Attention:    Trading Desk - Manager, Interest Rate Derivatives
                 Telephone:    (216) 689-3832
                 Facsimile:    (216) 689-5859

                 Address for notices or communications to Party B:

                 Address:      KeyCorp Student Loan Trust 2001-A
                               c/o Bank One National Association
                               1 Bank One Plaza
                               Suite IL1-0126
                               Chicago, Illinois 60670
                 Attention:    Corporate Trust Services
                 Telephone:    (312) 407-0192
                 Facsimile:    (312) 407-1708

                 with a copy to the Administrator (as such term is defined in Appendix A to the Sale and Servicing Agreement dated as of September 1, 2001, among Key Consumer Receivables LLC, as depositor, Key Bank USA, National Association, as administrator and master servicer, KeyCorp Student Loan Trust 2001-A, as issuer, and Bank One, National Association, as eligible lender trustee (the "Sale and Servicing Agreement")) in the event that Key Bank USA, National Association ceases to be the Administrator.

                 Address for notices or communications to the Securities
                 Insurer:

                 Address:      MBIA Insurance Corporation
                               113 King Street
                               Armonk, New York 10504

                 Attention:    Insured Portfolio Management-SF
                 Telephone:    (914) 273-4545
                 Facsimile:    (914) 765-3810

         (b)     PROCESS AGENT.  For the purpose of Section 13(c):

                 Party A appoints as its Process Agent:  Not applicable.

                 Party B appoints as its Process Agent:  Not applicable.

         (c) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

         (d)     MULTIBRANCH PARTY.  For the purpose of Section 10(c):

                 Party A is not a Multibranch Party.

                 Party B is not a Multibranch Party.

         (e)     CALCULATION AGENT.  The Calculation Agent is the Administrator.

         (f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document, each of which are incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation: Not applicable.

         (g) CREDIT SUPPORT PROVIDER. Credit Support Provider means, in relation to Party A, not applicable. Credit Support Provider means in relation to Party B, not applicable.

         (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law of the State of New York (without reference to its choice of law doctrine).

         (i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) will not apply.

PART 5.  OTHER PROVISIONS.

          (a) SOLE TRANSACTION. Notwithstanding any other provision of this Agreement, this Agreement shall govern only one Transaction (the "Sole Transaction"). A copy of the form of Confirmation for the Sole Transaction is attached hereto as Exhibit A.

         (b) ISOLATION OF SOLE TRANSACTION. Notwithstanding Section 6, any designation of an Early Termination Date in respect of the Sole Transaction shall apply only to the Sole Transaction.

         (c) ACCURACY OF SPECIFIED INFORMATION. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period, the phrase "or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person."

         (d)     ADDITIONAL REPRESENTATIONS.  The parties agree to amend
                 Section 3 by adding new Sections 3(g), (h), (i) and (j) as follows:

                    (g) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodities Exchange Act, as amended.

                    (h) LINE OF BUSINESS. It has entered into this Agreement and the Sole Transaction in conjunction with its line of business (including financial intermediation services) or the financing of its business.

                    (i) NON-RELIANCE. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement and the Sole Transaction: (i) the other party is not acting as a fiduciary or financial or investment advisor for it; (ii) it is acting as a principal and not as an agent or in any other capacity, fiduciary or otherwise; (iii) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based on its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                    (j) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and the Sole Transaction. It is also capable of assuming, and assumes, the risks of the Sole Transaction.

          (e)  FDI ACT REPRESENTATION. Party A represents to Party B as follows:

                    (i) The necessary action to authorize referred to in the representation in Section 3(a)(ii) includes all authorizations required under the U. S. Federal Deposit Insurance Act, as amended and under any agreement, writ, decree, or order entered into with its supervisory authorities.

                    (ii) At all times during the term of this Agreement, it will continuously include and maintain as part of its official written books and records this Agreement, this Schedule and all other exhibits, supplements, and attachments hereto and documents incorporated by reference herein, all Confirmations, and evidence of all necessary authorizations.

                   (iii) This Agreement, the Confirmation of the Sole
                         Transaction, and any other documentation relating to this Agreement to which it is a party or that it is required to deliver will be executed and delivered by a duly appointed or elected and authorized officer of it of the level of vice president or higher.

          (f) NO BANKRUPTCY PETITION. Prior to the date that is one year and one day after the date upon which Party B is terminated in accordance with the terms of the Amended and Restated Trust Agreement dated as of September 1, 2001, between Key Consumer Receivables LLC, as depositor, and Bank One, National Association, as eligible lender trustee (the "Eligible Lender Trustee"), Party A shall not institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any federal or state bankruptcy or similar law.

          (g) OBLIGATIONS OF PARTY B. Party A agrees that all obligations, liabilities and expenses of Party B, including, without limitation, any arising out of representations or agreements contained herein, shall be paid from, and limited to, the assets of Party B and that the Eligible Lender Trustee shall not be required to spend or risk its own funds hereunder, nor shall the Trustee incur any liability in its individual capacity.

          (h) NO SETOFF. Notwithstanding any other provision of this Agreement, in no event shall either Party A or Party B have the right to setoff or net an amount due from it under the Sole Transaction against an amount due from the other party under any other Transaction, nor shall either Party A or Party B have the right to setoff or net an amount due from it under any Transaction that is not the Sole Transaction against an amount due from the other party under the Sole Transaction. Notwithstanding any other provision of this Agreement, the amount payable under Section 6(e) upon termination of the Sole Transaction shall be determined without regard to any Transaction other than the Sole Transaction.

          (i)  EARLY TERMINATION.

               (1) Section 6(b)(ii) is hereby amended by adding at the end of the first paragraph the following:

                  ", provided that the party seeking to make the transfer to avoid a Termination Event shall deliver to Party B (in the case of transfers by Party A) or to Party A (in the case of transfers by Party B) written confirmation from each Rating Agency then rating any class of Group II Notes that such transfer will not result in its then-current rating of each class of Group II Notes being withdrawn, suspended or lowered without regard to the Securities Guaranty Insurance Policy."

          (2) Notwithstanding anything to the contrary in this Agreement, if the Early Termination Date of the Sole Transaction occurs or is effectively designated, Party A and Party B agree as follows:

               (i) The Calculation Agent shall calculate an amount that would be payable to or by Party B under this Agreement in respect of such Early Termination Date (such amount, including any Net Payment or Net Receipt constituting any portion thereof, the "Termination Payment").

               (ii) To the extent that Party A is required to pay the
                    Termination Payment to Party B, Party A shall pay such amount in accordance with the terms of this Agreement.

              (iii) To the extent that Party B is required to pay the
                    Termination Payment to Party A where:

                         (A) Party B is the Defaulting Party (provided, however,
                    that to the extent that Party B is the Defaulting Party with respect to an Event of Default specified in Section 5(a)(i) of this Agreement (Failure to Pay or Deliver) this clause
                    (A) shall apply only with respect to the Net Payment (and not the remainder of the Termination Payment)), Party B shall pay such amount in accordance with Section 5.04(b)(Y) or 5.04(c)(Y) , as applicable, of the Indenture (as defined in Appendix A of the Sale and Servicing Agreement), and
                    Section 5.05(c)(Y) of the Sale and Servicing Agreement, as applicable.

                         (B) Party A is the Defaulting Party, the Early
                    Termination Date arises from a Termination Event (other than an Additional Termination Event) or a Redemption Event, or Party B is the Defaulting Party with respect to an Event of Default specified in Section 5(a)(i) (exclusive of any Net Payment paid pursuant to Clause (A)), Party B shall pay such Termination Payment in accordance with this Agreement.

                         (C) Party B replaces Party A with a successor to Party
                    A, Party B and Party A agree to cause the successor to Party A to pay the Termination Payment (or such lesser amount actually paid by such successor) to Party A. Any amounts actually received by Party A under this clause (C) shall reduce the amounts payable pursuant to clauses (A) and (B); Party A shall pay to Party B any excess of amounts actually received by Party A under this clause (C) over the Termination Payment.

          (j)  TRANSFER. Section 7 is hereby amended by:

                    (1) (i) adding the words "(and notice of the transferee to)" after the word "of" on the third line thereof, and
                         (ii) adding the words "(subject to providing three Business Days prior written notice of the transferee to the other party, to the Securities Insurer and to each Rating Agency)" after the word "transfer" on the fourth and seventh line thereof.

                    (2)  adding at the end thereof:

                    "Any party making any such transfer shall deliver to the other party and the Securities Insurer written confirmation from each Rating Agency then rating any class of Group II Notes that such transfer will not result in its then-current rating of each class of Group II Notes being withdrawn, suspended or lowered without regard to the Securities Guaranty Insurance Policy."

          (k)       SWAP EXEMPTION.

                    (1) The parties agree that this Agreement and the Sole Transaction are intended to constitute an "excluded swap transaction" described in Section 2(g) of the Commodities Exchange Act; and

                    (2) Each party represents to the other that it is an "eligible contract participant" as defined in Section 1a(12) of the Commodities Exchange Act, as amended;

     (l) WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

     (m) AMENDMENTS. Section 9(b) of this Agreement is hereby amended by adding the following after the word "system" in the last line thereof:

     ", provided however, that all such amendments, modifications or waivers shall require (1) (as long as no Securities Insurer Default shall have occurred and be continuing) the consent (which consent shall not be unreasonably withheld) of the Securities Insurer and (2) the written affirmation of each Rating Agency then rating any class of Group II Notes that such amendment, modification or waiver shall not adversely affect its then-current rating of each class of Group II Notes without regard to the Securities Guaranty Insurance Policy."

     (n) LIMITED RECOURSE TO PARTY B. Notwithstanding anything to the contrary contained herein, all obligations of Party B shall be payable by Party B only on each Distribution Date to the extent that funds are available under the Sale and Servicing Agreement and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Trust has assets sufficient to pay such prior deficiency. This paragraph shall survive the termination of this Agreement but in all cases shall expire concurrently with the restriction specified in Part 5(f).

     (o) NO SUSPENSION OF PAYMENTS. Notwithstanding Section 2(a)(iii) of this Agreement, Party A shall not suspend any payments due under Section 2(a)(iii) unless:

     (1) the principal of any class of Group II Notes shall have been accelerated in accordance with the terms of the Indenture following an Event of Default thereunder;

     (2) the Securities Insurer has elected not to cure a payment default by Party B under the circumstances described in Part 1(d) of this Schedule after the Securities Insurer has been given three Business Days notice by Party A of such payment default and such default is continuing; or

     (3) an Early Termination Date for the Sole Transaction has occurred or effectively been designated pursuant to the terms hereof.

     (p)  REDEMPTION EVENT.

     (i) A "Redemption Event" will occur upon the delivery by Party B (or its designee) to Party A of a "Party B Response" (as defined in Appendix I) accepting Party A's offer to terminate the Sole Transaction as provided in Appendix I hereto; provided, however, that Party B shall not deliver its Party B Response without the prior written consent (which consent shall not be unreasonably withheld) of the Securities Insurer (for so long as no Securities Insurer Default has occurred and is continuing). Such Party B Response shall be delivered on or before the related Redemption Date (as defined in the Indenture) and shall certify that the related Put Option Exercise Price or Minimum Purchase Price (as either is defined in the Sale and Servicing Agreement), as the case may be, has been deposited into the appropriate Trust Account (as defined in the Indenture). The parties hereto acknowledge and agree that the Indenture Trustee (as defined in the Indenture) may deliver such Party B Response on behalf of Party B. Party A hereby agrees that upon receipt of such Party B Response from the Indenture Trustee certifying that the related Put Option Exercise Price or Minimum Purchase Price, as the case may be, has been deposited in the Collection Account, Party A shall immediately designate the Redemption Date as an Early Termination Date. Notwithstanding Section 6(d)(ii), the Payment Date in respect of a Redemption Event shall be the Early Termination Date so designated. For avoidance of doubt, no Redemption Event shall occur and no Early Termination Date shall be effectively designated in respect thereof unless the related Put Option Exercise Price or Minimum Purchase Price, as the case may be, shall have been deposited into the applicable Trust Account(s) pursuant to the Indenture and, for so long as no Securities Insurer Default has occurred and is continuing, the prior written consent (which consent shall not be unreasonably withheld) of the Securities Insurer has been obtained with respect to the delivery of Party B's Response to Party A.

     (ii) The parties hereto acknowledge and agree that Key Bank USA, National Association, as Administrator under the Administration Agreement, may deliver on behalf of Party B any "Party B Notices" required or permitted by Appendix I hereto; provided, that in no event shall a Redemption Event occur upon delivery of any such Party B Notice from the Administrator.

     (q) ADDITIONAL DEFINITIONS. Capitalized terms used in this Schedule shall have the meaning set forth in the Confirmation, the Indenture or, if not therein, the Sale and Servicing Agreement.

     (r) NOTE RELATED PROVISIONS. The parties acknowledge that this Agreement is intended to relate to the Group II Notes, which are insured pursuant to Note Guaranty Insurance Policy No. 36130 (the "Securities Guaranty Insurance Policy") issued by MBIA Insurance Corporation ("MBIA") and as a result, hereby further agree as follows (for so long as no Securities Insurer Default has occurred and is continuing):

          (i) APPLICATION OF TERMINATION EVENTS AND EVENTS OF DEFAULT. Notwithstanding anything in this Agreement to the contrary, Party B shall not be entitled to designate an Early Termination Date following any Event of Default, Redemption Event or Termination Event without the prior written consent (which consent shall not be unreasonably withheld) of the Securities Insurer and must designate an Early Termination Date at the Securities Insurer's direction if the circumstances would permit Party B to then make such a designation.

          (ii) CURE PERIOD. Notwithstanding Section 5(a)(i) of this Agreement, an Event of Default in respect of Party B under Section 5(a)(i) shall not occur unless there is a failure to pay or deliver with respect to Party B under the circumstances described in Part 1(d) of this Schedule by Party B and the Securities Insurer has not (after having received notification of such a default from Party A) chosen to make such performance on Party B's behalf within three Business Days of such notice.

          (iii) SECURITIES INSURER-DIRECTED TERMINATION FOLLOWING CURE. If an Event of Default under Section 5(a)(i) of this Agreement occurs with respect to Party B as the Defaulting Party under the circumstances described in Part 1(d) hereof and the Securities Insurer has elected to make a payment on Party B's behalf, then the parties agree that (A) Party B's payment obligation SHALL NOT have been satisfied, (B) such payment default shall be continuing with respect to Party B and shall accrue interest due from Party B at the Late Interest Rate, (C) Party A, upon receipt of such payment on Party B's behalf from the Securities Insurer shall be deemed to have assigned its right to such payment from Party B (including interest on such payment) to the Securities Insurer, and (D) the Securities Insurer shall have the right (but no obligation) to direct Party A to designate an Early Termination Date against Party B with respect to Party B's payment default.

          (iv) DEDUCTION OR WITHHOLDING FOR TAX. Notwithstanding Section 14 of this Agreement, in relation to any payment required to be made by Party B, no Tax shall be an Indemnifiable Tax, and in relation to any payment required to be made by Party A, each and every Tax shall be an Indemnifiable Tax.

          (v) REPRESENTATIONS AND AGREEMENTS. Each party agrees that each of its representations and agreements in this Agreement is expressly made to and for the benefit of the Securities Insurer.

          (vi) THE SECURITIES INSURER. Party A and Party B hereby each acknowledge and agree that the Securities Insurer shall be an express third-party beneficiary (and not merely an incidental third-party beneficiary) of this Agreement and the obligations of each such party under this Agreement, as such, entitled to enforce this Agreement and the terms of any Transaction hereunder against either Party A or Party B on its own behalf and/or on behalf of the holders of the related Group II Notes and otherwise shall be afforded all remedies available hereunder or otherwise afforded by law against the parties hereto to redress any damage or loss incurred by the Securities Insurer or the Group II Notes including, but not limited to, fees (including professional fees), costs and expenses incurred by the Securities Insurer which are related to, or resulting from any breach by such party of its obligations hereunder.

          (vii) SECURITIES INSURER ROLE. Party A and Party B hereby each acknowledge and agree that the Securities Insurer is not obligated to cure any default by Party B under this Agreement, but that in connection with the Securities Insurer's best judgment, the Securities Insurer is expressly granted, in partial consideration for the issuance of the Securities Guaranty Insurance Policy, the rights specified in this Agreement, including, but not limited to, the right to effect cures of payment defaults by Party B and the right to receive certain notices.

          (viii) NOTICES. A copy of each notice or other communication between the parties with respect to this Agreement (including, without limitation, Appendix I hereto) must be forwarded to the Securities Insurer.

          (ix) "REFERENCE MARKET MAKERS." The definition of "Reference Market-makers" set forth in Section 12 of this Agreement shall be amended in its entirety to read as follows:

               "Reference Market-makers" means four (4) leading dealers in the relevant swap market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among dealers having an office in the same city. The rating classification assigned to any outstanding long-term senior debt securities issued by such dealers shall be at least (1) Aa or higher as determined by Moody's Investors Service Inc., (2) AA or higher as determined by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or (3) AA or higher as determined by Fitch (if rated by Fitch), provided, however, that, in any case, if Market Quotations cannot be determined by four (4) such dealers, the party making the determination of the Market Quotation may designate, with the consent (which consent shall not be unreasonably withheld) of the other party and the Insurer, one (1) or more leading dealers whose long-term senior debt bears a lower investment grade rating.

         IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


KEY BANK USA,                               KEYCORP STUDENT LOAN
NATIONAL ASSOCIATION                        TRUST 2001-A
                                            By Bank One, National Association,
                                            not in its individual capacity, but
                                            solely as  Eligible Lender Trustee


By: /s/ Craig T. Platt                      By: /s/ Keith R. Richardson
   -----------------------------                -----------------------------
Name:  Craig T. Platt                       Name:   Keith R. Richardson
Title: Senior Vice President                Title:  Authorized Officer
Date:  September 14, 2001                   Date:   September 14, 2001

                                   APPENDIX I

                          REDEMPTION OF GROUP II NOTES.

          1. As promptly as practicable, but in any event not later than two Business Days after delivery by Party B (or Party B's designee, in either case at the direction of, or with the consent (which consent shall not be unreasonably withheld) of, the Securities Insurer, but only for so long as no Securities Insurer Default has occurred and is continuing) to Party A of a notice of proposed redemption (the "Redemption") and request for a quotation of Termination Payment (the "Party B Notice"), Party A will give notice by telephone to Party B (which notice will be promptly confirmed in writing to Party B)(the "Party A Response"):--

          (i) offering to terminate the Sole Transaction upon such Redemption;
and

          (ii) stating in good faith and in reasonable detail the Termination Payment (the "Redemption Payment") that will be payable by Party B to Party A or by Party A to Party B on the proposed Redemption Date (as defined in the Indenture) if the offer is accepted at the time of such offer (or through such later time, if any, as may be expressed in the offer in the discretion of Party
A) and the Redemption is effected on the Redemption Date; provided, however, that, if such offer is not accepted at such time, Party A will, promptly after requests therefor by Party B (at the direction of, or with the consent (which consent shall not be unreasonably withheld) of, the Securities Insurer), make new offers to effect the termination of the Sole Transaction and will make such new offers in accordance with reasonable market practice until 11:00 a.m. New York City time on the Business Day two Business Days prior to the Redemption Date (the "Deadline"). Any such new offer will contain the statements required by the preceding clauses (i) and (ii) and will also be a Party A Response, except that:--

          (x) only the Party A Response will determine the period during which new offers are required to be accepted; and

          (y) in the case of the Final Offer (as defined below), "Market Quotation" will be substituted for "Loss" for purposes of determining the Redemption Payment.

          The last such new offer is referred to herein as the "Final Offer." The Final Offer will be identified as such in the relevant Party A Response. The Final Offer will not be delivered earlier than the Business Day on which the Deadline occurs. The Final Offer will be communicated by telephone to Party B (which Final Offer will be promptly confirmed in writing to Party B).

          2. Each Party A Response will describe the Redemption Payment, even if the Redemption Payment remains the same and, except as described above with respect to the Final Offer, each Redemption Payment will be determined using "Loss" and "Second Method" and based on Party B as the sole Affected Party.

          3. As promptly as practicable, but in any event not later than the end of the period during which an offer may be accepted pursuant to the relevant Party A Response, Party B (with the consent (which consent shall not be unreasonably withheld) of, or at the direction of, the Securities Insurer, but only for so long as no Securities Insurer Default has occurred and is continuing), acting in good faith and in accordance with reasonable derivatives market practice, will accept the offer expressed therein by notice (the "Party B Response") to Party A. Such notice will be by telephone, will be promptly confirmed in writing and will thereupon be effective, all in accordance with usual derivatives markets transactions. If the offer is accepted as aforesaid, the Redemption will be effective on the Redemption Date on the terms expressed in the last relevant Party A Response as accepted by the Party B Response (subject to the conditions set forth in Part 5(o) of this Agreement). The Redemption Payment will be the amount described in the Party A Response accepted by Party B.

          4. Party B (or its designee) will have the right to make reasonable request of Party A for indications of Redemption Payments based on proposed Redemptions as contemplated by Paragraphs 1 through 3 above, and Party A will supply such indications promptly and in good faith following any such request. Except as provided in Paragraphs 1 through 3 above and Part 5(o) of this Agreement, neither Party B nor its designee will be obligated to effect any such Redemption.

                                                            September 14, 2001

Interest Rate (Group II Prime Rate/LIBOR Basis Spread) Swap Documentation KEYCORP STUDENT LOAN TRUST 2001-A
c/o Bank One, National Association
One Bank One Plaza
Suite IL-0126
Chicago, Ill, 60670
Fax:     (312) 407-1708
cc:      (212) 373-1382
Attention: Corporate Trust Services
From:    KEY BANK USA, NATIONAL ASSOCIATION

          The purpose of this communication is to set forth the terms and conditions of the Interest Rate (Group II Prime Rate/LIBOR Basis Spread) Swap Transaction (the "Transaction") between KEY BANK USA, NATIONAL ASSOCIATION ("Party A") and KEYCORP STUDENT LOAN TRUST 2001-A ("Party B") on the Trade Date specified below. This communication will constitute a "Confirmation" as referred to in the ISDA Master Agreement (Multicurrency - Cross Border) (Group II Prime Rate/LIBOR Basis Spread) dated as of September 14, 2001, entered into by the parties hereto (the "ISDA Master Agreement").

          The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"), are incorporated herein.

          This Confirmation supplements, forms part of and is subject to the ISDA Master Agreement. All provisions contained in the ISDA Master Agreement will govern this Confirmation, except as expressly modified below. In the event of any inconsistency among or between the ISDA Master Agreement, the Definitions and this Confirmation, this Confirmation will govern.

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to them (either directly or by incorporation) in the ISDA Master Agreement and Appendix A of the Sale and Servicing Agreement (as of the Trade
Date). The term "Business Day" shall have the meaning ascribed thereto in Appendix A of the Sale and Servicing Agreement.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Trade Date:                  September 14, 2001

     Effective Date:              September 1, 2001

     Termination Date:            The earlier of (i) the date on which the
                                  outstanding principal amount of the Group II
                                  Notes is reduced to zero and all amounts then owing to the Securities Insurer have been paid and (ii) the occurrence and continuation of an Event of Default under the Indenture (as defined in Appendix A of the Sale and Servicing Agreement) resulting in a liquidation of the Group II Student Loans.

     Calculation Agent:           The Administrator (as defined in Appendix A of
                                  the Sale and Servicing Agreement).

     Netting: On any Payment Date, the obligations of the Parties shall be netted such that the Party with the greater Floating Rate Payment obligation shall pay to the other Party the difference between the Floating Rate Payment owed by it to the other Party and the Floating Rate Payment owed to it by the other Party.

     Collection Periods:          With respect to the first Distribution Date,
                                  the 3 Monthly Calculation Periods immediately preceding the month in which such Distribution
                                  Date occurs. With respect to any subsequent
                                  Distribution Date, the 3 Monthly Calculation
                                  Periods immediately preceding the month in which the Distribution Date occurs.

     Monthly Calculation Periods: For each calendar month, the period beginning on and including the first day of such month and ending on and including the last day of such month. For the avoidance of doubt, no Business Day Convention shall apply to the calculation of the number of days in a Monthly Calculation Period.

Floating Rate Amounts Payable By Party A:


     Party A
     Floating Rate Payments:      For each Collection Period, the sum of the
                                  Party A Floating Rate Payments for each
                                  Monthly Calculation Period. The Party A
                                  Floating Rate Payment for any Monthly
                                  Calculation Period shall be the product of:


                                      (1) Three-Month LIBOR plus 2.60%
                                      calculated in the same manner and on such dates as such index is calculated for the Group II LIBOR Indexed Securities for the Interest Period that ends on the Distribution Date to which such Collection Period relates;

                                      (2) the principal balance of the Prime
                                      Rate Loans as determined as of the first day of the Monthly Calculation Period; and


                                      (3) a fraction, the numerator of which is the actual number of days in the Monthly Calculation Period and the denominator of which is 360.

                                  In addition, on any Payment Date Party A shall be obligated to pay any Group II Net Trust Swap Receipt Carryover Shortfall Amount that exists on such Payment Date.

     Party A Floating Rate
     Payment Dates:               With respect to each Collection Period, the
                                  Distribution Date to which such Collection
                                  Period relates.

Floating Rate Amounts Payable by Party B:


     Party B Floating Rate
     Payments:                    For each Collection Period, the sum of the
                                  Party B Floating Rate Payments for each
                                  Monthly Calculation Period. The Party B
                                  Floating Rate Payment for any Monthly
                                  Calculation Period shall be the product of:

                                      (1) the Prime Rate as determined as of the first day of the Monthly Calculation Period;

                                      (2) the aggregate principal balance of
                                      Prime Rate Loans as determined as of the first day of the Monthly Calculation Period; and

                                      (3) a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

                                  In addition, on any Payment Date Party B shall be obligated to pay any Group II Net Trust Swap Payment Carryover Shortfall Amount that exists on such Payment Date, but only to the extent that funds are available and only in accordance with the provisions of the Sale and Servicing Agreement.


     Party B Floating Rate
     Payment Dates:               With respect to each Collection Period, the
                                  Distribution Date to which such Collection
                                  Period relates.

Fixed Rate Payment:


     Fixed Rate Payer:            Party B

     Fixed Rate Payment:          Zero

     Fixed Rate Payment Date:     September 14, 2001

2.       Account Details:

         Payments to Party A:

         KEYBANK NATIONAL ASSOCIATION
         ABA 0410001039
         AC 1553
         ATTENTION: DERIVATIVE OPERATIONS
         CREDIT TO KEYBANK USA

         Payments to Party B:

         KEYBANK NATIONAL ASSOCIATION
         ABA 0410001039
         AC 35-9951032499
         Group II Collection Subaccount

3.       OTHER TERMS:

If the rating of Party A is withdrawn, suspended or reduced below A3 by Moody's, A- by Standard & Poor's or A- by Fitch (if rated by Fitch), Party A shall be required, no later than the 30th day following such rating withdrawal, suspension or downgrade, at Party A's expense, to either (i) obtain a substitute swap counterparty acceptable to the Securities Insurer that has a counterparty rating of at least A3 by Moody's, A- by Standard & Poor's and A- by Fitch (if rated by Fitch) or (ii) enter into arrangements reasonably satisfactory to the Indenture Trustee and the Securities Insurer, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of such Rating Agency will result in the elimination of the effect or impact of such rating withdrawal, suspension or downgrade on the Noteholders and the Securities Insurer without regard to the Securities Guaranty Insurance Policy. Failure to comply with this obligation shall constitute an Additional Termination Event with Party A as the Affected Party.

Each capitalized term used in this Confirmation and not defined in this Confirmation or Appendix A of the Sale and Servicing Agreement or the Definitions shall have the meaning assigned in the ISDA Master Agreement.

Please promptly confirm that the preceding correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                            Yours sincerely,

                                            KEY BANK USA, NATIONAL
                                            ASSOCIATION

                                            By: /s/ Craig T. Platt
                                               ------------------------------
                                                Name:  Craig T. Platt
                                                Title: Senior Vice President

Confirmed as of the date first written:

KEYCORP STUDENT LOAN TRUST 2001-A

By: Bank One, National Association
    not in its individual capacity but
    solely as Eligible Lender Trustee

By: /s/ Keith R. Richardson
   ---------------------------------
   Name:  Keith R. Richardson
   Title: Authorized Officer